AIRCRAFT LEASE AND USE AGREEMENT

THIS EXCLUSIVE AIRCRAFT LEASE AND USE AGREEMENT (the "Agreement") is made as of October 29, 2007, by and between Tactical Air Defense Services, Inc., a Nevada corporation whose registered business address is 100 Crescent Court, Floor 7, Dallas, Texas 75201 (hereinafter known as "TADS"), and Air Support Systems, LLC, a Delaware company whose registered address is 113 Barksdale Professional Center, Delaware 19711 (hereinafter known as "ASS"). Both TADS and ASS are also referred to as the "Parties".

RECITALS

WHEREAS;

1. ASS is the owner of an Ilyushin IL-76/78 aircraft (hereinafter the "IL-76/78"), having a registration number N78GF and an aircraft serial number 0083485558, and which is the subject of this Agreement, and;
2. TADS is in the business of operating aircraft and providing air support services to various United States and foreign military, federal, and state, agencies, and;
3. TADS desires to lease from ASS and ASS desires to lease to TADS, the IL-76/78 for the business upon the terms and conditions contained in this Agreement.

NOW, THEREFORE, In consideration of the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the PARTIES agree as follows:

AGREEMENT

1. Definitions

Unless defined elsewhere herein, or the context otherwise requires, capitalized terms used herein shall have the following meanings:

a. "FAA" refers to the Federal Aviation Administration.

b. "FLIGHT HOURS" shall mean any time the IL-76/78 is operated (calculated in tenths of hours) in performance of a Mission (as defined below) under a Contract (as defined below), measured from "Chocks to Chocks" (engine start to engine shutdown as measured by the engine Hobbs meter). Flight Hours as used herein shall not include ferry flights not funded by the customer, post maintenance check flights, or initial pilot proficiency or certification flights. Any ferry flights funded by the customer will be payable to ASS under this lease agreement as described below.

c. "AVAILABILITY FEE" shall mean a fee paid to TADS in connection with a Contract to have the IL-76/78 available exclusively to said customer during the term of the Contract.

d. "MISSION" shall mean any tasking for the IL-76/78 for which Flight Hours are anticipated.

e. "CONTRACT" shall mean a Contract entered into by TADS with a customer for the use of the IL-76/78 in the business of utilization.

f. "INSPECTIONS" shall mean those activities required of the FAA Approved Inspection Program.

g. "MAINTENANCE" (as distinguished from "Inspections") shall be any work performed to ready the IL-76/78 for flying operations, including servicing or correction of defects identified in the course of operations, and/or necessary parts replacements.

2. Parties' Obligations and Responsibilities

TADS shall provide:

a. Contracts for utilization of the IL-76/78.

b. Pilots for execution of Contract Missions.

c. Ground support equipment as required for Contract operations.

d. Maintenance personnel necessary to maintain the IL-76/78 in airworthy condition.

e. Certification compliance of pilots to be employed by TADS for operation of the IL-76/78, and safety program to operate the IL-76/78 in compliance with FAA requirements.

f. SME/technicians/administration, personnel, and experts/technicians/administration personnel to perform duties for any applicable Contract requirements.

g. Rotables including but not limited to liquid consumables, tires, filters, brakes, and other basic consumables.

ASS Shall Provide:

a. The IL-76/78 in certified airworthy condition.

b. All maintenance manuals, books, logs, airworthiness certificate, and registration card.

c. Ancillary spares, parts, and item expenses associated with the operational use, compliance, and airworthiness of the IL-76/78, including but not limited to the engines, hull, and electrical and hydraulic systems.

3. Term of Lease and Use

a. The IL-76/78 shall be leased exclusively to TADS by ASS.

b. The term of the Agreement between TADS and ASS shall be five (5) years with two (2) follow-on options of five (5) years each. The options shall automatically renew, unless notice is given in writing one hundred and eighty (180) days prior to the end of the respective option term. In the event of a payment or insurance default, or any other material default by TADS, ASS shall provide written notice of default to TADS, and TADS shall have thirty (30) days to cure such default. Thereafter, if such default remains uncured, ASS shall have the right to terminate the Agreement within ten (10) days of receipt by TADS of such notice of termination.

c. ASS reserves the right to exercise an early termination of this Agreement for any reason whatsoever by giving ninety (90) days written notice of such termination to TADS. In the event ASS elects early termination of this Agreement, TADS shall pay all fees due and owing to ASS, and neither party shall have any further obligations to the other.

d. The IL-76/78 shall hold a senior position for the fulfillment of any TADS Contract that requires the use of an IL-76/78 up to six hundred Flight Hours per year, or a pro-rata equivalent of Exclusivity Fee (as defined below) or other fees, per year throughout the term of the lease.

e. The IL-76/78 shall be used specifically in support of TADS' Contracts.

f. The IL-76/78 to be utilized only in the United States, and shall require prior written approval of the U.S. Department of State – Bureau of Political-Military Affairs.

4. Fees

TADS shall pay fees to ASS as follows:

a. $8,000 per Flight Hour in connection with a Contract which does not include an Availability Fee, and

b. $0.10 per gallon in connection with any off-loaded fuel for which TADS is paid in connection with a Contract for aerial refueling, and;

c. a fee equal to 50% of the Availability Fee paid to TADS in connection with a Contract, and;

d. a fee equal to 50% of the Flight Hour fee paid to TADS after first deducting $2,000 from such Flight Hour fee, in connection with a Contract which includes an Availability Fee, and;

e. a fee equal to 50% of any hourly ferry fee paid to TADS after first deducting $2,000 from such hourly ferry fee, in connection with a Contract which includes a ferry fee.

5. Method and Schedule of Payment

Each payment due to ASS from TADS, shall be mailed by TADS, via U.S. Mail, postage prepaid, or bank electronic transfer, not later than five (5) business days after the date TADS receives payment from its customer. TADS shall include with each lease payment a statement showing the number of Flight Hours, amount of Availability Fees, or other fees, for which payment is being made.

6. Representations and Covenants

a. Compliance with Act: ASS certifies that it is a "Citizen of the United States" as defined in Section 101(15) of the Act.

b. FAA Registration: The IL-76/78 shall be duly registered with the FAA in the name of ASS, and licensed as an "EXPERIMENTAL AIRCRAFT" throughout the term of this Agreement.

c. Conforming Use: TADS shall use the IL-76/78 for the purposes and in the manner for which it was designed consistent with the uses set forth in any application for insurance executed in connection with the IL-76/78, and abide by and conform to all present and future federal, state, municipal, and other laws, ordinances, orders, rules, and regulations, controlling or affecting the operation, use, or occupancy of the IL-76/78 or the use of any airport premises by the IL-76/78.

d. Aircraft Records: TADS shall maintain or cause to be maintained all flight records, logs, and other materials required to be maintained in respect of the IL-76/78 by the FAA, and; shall promptly furnish to ASS such information as may be required to enable ASS to file reports with any governmental agency or authority.

7. Limitation of Liability

Neither TADS nor ASS shall be liable to the other for any special, indirect, or consequential losses or damages caused by or arising out of performance under this Agreement. Each

Party shall indemnify, defend, and hold harmless the other Party, its officers, employees, and agents, from any claim, liability, damage, or loss for injury to or death of any employee of the indemnifying Party in the performance of this Agreement, unless caused by the gross negligence or intentional misconduct of the indemnified Party, its officers, employees, or agents.

8. Entire Agreement

This Agreement constitutes the entire agreement between the parties for the express performance of the provisions contained herein, and supersedes all agreements, representations, proposals, statements, and understandings made prior to the date hereof. The Parties recognize that other documents may be required to implement this Agreement.

9. Amendment

This Agreement may be amended, modified, or superseded only by an agreed written instrument executed by the parties, their respective legal representatives, successors, or assigns.

10. Notice

Any and all notices, consents, demands, or requests required or permitted by this Agreement shall be in writing and, except as otherwise provided in this Agreement, shall be sent postage prepaid, by registered, certified, or overnight mail or courier service, return receipt requested, to the Parties at the herein stated respective addresses. Any notice delivered as stated, including any notice of change of address, shall be deemed given as of five (5) days after mailing if given by mail, or upon personal delivery by courier.

11. Waiver

The failure of either Party to enforce any applicable provision of this Agreement, or to require at any time performance by any other Party of any provision hereof, shall not be construed to be a waiver of such provision, nor in any way affect the validity of this Agreement or any part hereof, or the right of any party thereafter to enforce each and every provision.

12. Severability

If any provision of this Agreement is held to be invalid or unenforceable, the validity of any other provision shall not be affected thereby and such other provisions shall remain in full force and effect.

13. Force Majeure

Neither Party shall be liable for its inability to perform hereunder in a timely manner if such inability results from causes beyond its control, including but not limited to: acts of war or other political hostilities, fire embargo, strike, acts of God, or any other circumstances beyond the control of the Party so affected. As soon as practicable after such causes cease to exist, the affected party shall continue to perform pursuant to this Agreement and the other Party shall accept such performance, at the agreed upon terms set forth herein, modified as necessary for any required schedule adjustment.

14. Headings

Headings in this Agreement are for convenience only and shall not be used to interpret or construe its provisions.

15. Governing Law

This Agreement shall be construed in accordance with and governed by the internal laws of the State of Florida, without regard to principals of conflicts of laws.

16. Binding Affect

The provisions of this Agreement shall be binding upon and inure to the benefit of both parties and their respective legal representatives, successors, and assigns.

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the Day and Year first above written.

Tactical Air Defense Services, Inc.

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Alexis C. Korybut, President & CEO

Air Support Systems, LLC.

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Gary Fears, Managing Member